Exhibit 10.2
GRANITE CONSTRUCTION INCORPORATED
KEY MANAGEMENT DEFERRED COMPENSATION PLAN II
(Amended and Restated Effective January 1, 2010)
Amendment No. 4

Section 11(a) of the Granite Construction Incorporated Key Management Deferred Compensation Plan II, as amended and restated effective January 1, 2010 (the “Plan”), authorizes amendments to the Plan by action of the Compensation Committee of the Company’s Board of Directors. Accordingly, the Plan is hereby amended, effective January 1, 2015, as follows:

1.    Section 8 is amended by adding the following sentence at the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, this Section 8 shall apply to employee-Participants who first become Participants on or after January 1, 2015 provided that each employee-Participant elects to defer a minimum amount from salary (a dollar amount or a percentage of salary) as may be determined by the Company from time to time.”

Except as amended hereby, the terms of the Plan remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is executed this 11th day of September 2014.

GRANITE CONSTRUCTION INCORPORATED

/s/ James H. Roberts
James H. Roberts
President and Chief Executive Officer

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